UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2018

TEL-INSTRUMENT ELECTRONICS CORP.

(Exact name of registrant as specified in its charter)

New Jersey	001-31990	22-1441806
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Branca Road

East Rutherford, New Jersey 07073

(Address of principal executive offices)

(201) 933-1600

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed in a Current Report on Form 8-K filed on August 14, 2018, on August 8, 2018, Tel-Instrument Electronics Corp. (the “Company”) received a letter (the “Letter”) from the staff of the NYSE American (the “Exchange”) stating that, based on the Company’s financial statements at March 31, 2018, the Company is not in compliance with Section 1003(a)(ii) of the NYSE American Company Guide, which requires that a company’s stockholders’ equity be $4.0 million or more if it has reported net losses in three of its last four fiscal years (the “Stockholders’ Equity Requirement”). As of March 31, 2018, the Company had a stockholders’ deficit of approximately $1.4 million, and had net losses in three of its last four fiscal years, thus bringing the Company below the Stockholders’ Equity Requirement. The decline in equity primarily resulted from the accrual of approximately $5 million in damages arising from the Aeroflex litigation as well as over $2 million in litigation costs over the years. The Company also had to record a valuation allowance of approximately $3.5 million against the Company’s deferred tax asset.

On December 20, 2018, the Exchange advised the Company that the Exchange has determined that the Company still does not meet the Stockholders’ Equity Requirement pursuant to the terms of the extension for compliance.

The Company plans to appeal the Exchange’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Exchange’s Rules 1009 and/or 1010. Such hearing request will stay the suspension of the Company’s securities pending the Panel’s decision, during which time the Company’s stock will continue to be listed on the Exchange, and the Company’s common stock will continue to trade under the symbol “TIK”. The Company’s receipt of such notification from the Exchange does not affect the Company’s business, operations or reporting requirements with the U.S. Securities and Exchange Commission.

The Company’s stock will continue to be listed on the NYSE American while the Company evaluates it various alternatives.

A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.         Description

99.1*                 Press release dated December 20, 2018, “Tel-Instrument Electronics Corp. Notice of Commencement of Delisting Procedures from the NYSE American.”.

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEL-INSTRUMENT ELECTRONICS CORP.

Date: December 26, 2018	By:	/s/ Joseph P. Macaluso
Name: Joseph P. Macaluso
Title: Principal Accounting Officer